Exhibit 10.2

SPONSOR VOTING AND SUPPORT AGREEMENT

This SPONSOR VOTING AND SUPPORT AGREEMENT, dated as of October 9, 2023 (this “Agreement”), is entered into by and among Plutonian Investments LLC, a Delaware limited liability company (the “Sponsor”), Big Tree Cloud International Group Limited, an exempted company incorporated in Cayman Islands (the “Holdco”), Guangdong Dashuyun Investment Holding Group Co., Ltd. (广东省大树云投资控股集团有限公司), a limited liability company incorporated in the People’s Republic of China (the “Company”), Plutonian Acquisition Corp., a Delaware corporation (the “SPAC”), Big Tree Holdings Limited, a Cayman Islands exempted company (the “PubCo”), Big Tree Cloud Merger Sub I Limited, a Cayman Islands exempted company (the “Merger Sub I”), and Big Tree Cloud Merger Sub II Inc., a Delaware Corporation (the “Merger Sub II”, together with the Company, the Holdco, the PubCo and Merger Sub I, collectively the “Company Parties”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the SPAC and the Company Parties are parties to that certain Agreement and Plan of Merger, dated on or around the date hereof, as amended, modified or supplemented from time to time (the “Merger Agreement”) which provides, among other things, that, upon the terms and subject to the conditions thereof, (i) Merger Sub I will be merged with and into the Holdco (the “Initial Merger”), with the Holdco surviving the Initial Merger as a direct wholly-owned subsidiary of the PubCo, and then (ii) Merger Sub II will be merged with and into the SPAC (the “SPAC Merger”), with the SPAC surviving the SPAC Merger as a direct wholly-owned subsidiary of the PubCo;

WHEREAS, as of the date hereof, the Sponsor owns the number of shares of common stock (including common stocks constituting part of the SPAC Private Units owned by the Sponsor), par value $0.0001 per share, of the SPAC set forth on Exhibit A (all such shares, together with any successor and/or additional shares of the SPAC Common Stock of which ownership of record or the power to vote is hereafter acquired by the Sponsor prior to the termination of this Agreement being referred to herein as the “Sponsor Shares”); and

WHEREAS, in order to induce the Holdco and the Company, to enter into the Merger Agreement, the Sponsor is executing and delivering this Agreement to the Holdco and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (i) the Effective Time, and (ii) such date and time as the Merger Agreement shall be terminated in accordance with Articles XI of the Merger Agreement (whichever earlier, the “Expiration Time”), the Sponsor, in its capacity as a stockholder of the SPAC, agrees that, at the SPAC Special Meeting, at any other meeting of SPAC’s stockholders related to the transactions contemplated by the Merger Agreement (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of SPAC’s stockholders related to the transactions contemplated by the Merger Agreement (the SPAC Special Meeting and all other meetings or consents related to the Merger Agreement, collectively referred to herein as the “Meeting”), the Sponsor shall:

a.	when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

b.	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares in favor of each of the SPAC Stockholder Approval Matters;

c.	authorize and approve any amendment to the Organizational Documents of the SPAC that is deemed necessary or advisable by the Company Parties or SPAC for purposes of effecting the transactions contemplated under the Merger Agreement; and

d.	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares against any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Initial Merger, the SPAC Merger or any other transactions contemplated under the Merger Agreement, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the SPAC under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the SPAC contained in this Support Agreement.

2. Restrictions on Transfer. Until the Expiration Time, the Sponsor agrees that it shall not sell, assign or otherwise transfer any of the Sponsor Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to the Holdco and the Company. The SPAC shall not register any sale, assignment or transfer of the Sponsor Shares on SPAC’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. The Sponsor hereby agrees that it shall not redeem, or submit a request to the SPAC’s transfer agent or otherwise exercise any right to redeem, any Sponsor Shares.

4. No Challenge. Sponsors agrees not to and to procure its Vehicle not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the SPAC, the Company Parties or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. The Sponsor hereby irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the SPAC Merger, that Sponsor may have under applicable law.

6. Sponsor Representations: The Sponsor represents and warrants to the SPAC, and the Company Parties, as of the date hereof, that:

a.	the Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

b.	the Sponsor has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

c.	the Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Sponsor;

d.	this Support Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

e.	the execution and delivery of this Support Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Support Agreement;

f.	there are no Actions pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of the Sponsor’s obligations under this Support Agreement;

g.	no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Sponsor or, to the knowledge of the Sponsor, by the SPAC;

h.	the Sponsor has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with the Sponsor’s tax and legal advisors;

i.	the Sponsor has not entered into, and shall not enter into, any agreement that would prevent the Sponsor from performing any of the Sponsor’s obligations hereunder;

j.	the Sponsor has good title to the Sponsor Shares opposite the Sponsor’s name on Exhibit A, free and clear of any Liens other than Permitted Liens, and the Sponsor has the sole power to vote or cause to be voted the Sponsor Shares; and

k.	the Sponsor Shares opposite the Sponsor’s name on Exhibit A are the only shares of SPAC common stock owned of record or beneficially owned by the Sponsor as of the date hereof, and none of the Sponsor Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Shares that is inconsistent with the Sponsor’s obligations pursuant to this Support Agreement.

7. Damages; Remedies. The Sponsor hereby agrees and acknowledges that (a) the SPAC and the Company Parties would be irreparably injured in the event of a breach by the Sponsor of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

9. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on the Sponsor, the SPAC, and the Company Parties and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

10. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

11. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

12. Governing Law; Dispute Resolution. Article X and Section 12.8 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

13. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 of the Merger Agreement to the applicable party, with respect to the Company Parties and the SPAC, at the address set forth in Section 12.1 of the Merger Agreement, and, with respect to the Sponsor, at the address set forth on Exhibit A.

14. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve the Sponsor, the SPAC or any Company Parties from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

15. Adjustment for Stock Split. If, and as often as, there are any changes in the SPAC or the Sponsor Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, the SPAC, the Company Parties and the Sponsor Shares as so changed.

16. New Securities. During the period commencing on the date hereof and ending on the date of the termination of the Termination, in the event that (a) any SPAC Common Stock or other capital stock of the SPAC are issued to the Sponsor pursuant to reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, (b) Sponsor purchases or otherwise acquires beneficial ownership of any SPAC Common Stock or other capital stock of the SPAC after the date of this Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any SPAC Common Stock or other capital stock of the SPAC after the date of this Agreement, then the terms “Sponsor Shares” shall be deemed to refer to and include such stocks as well as all such stock dividends and distributions and any securities into which or for which any or all of such stocks may be changed or exchanged or which are received in such transaction.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BIG TREE CLOUD INTERNATIONAL GROUP LIMITED

By:	/s/ ZHU Wenquan
Name:	ZHU Wenquan
Title:	Director

GUANGDONG DASHUYUN INVESTMENT HOLDING GROUP CO., LTD. (广东省大树云投资控股集团有限公司 )

By:	/s/ ZHU Wenquan
Name:	ZHU Wenquan
Title:	Legal Representative

BIG TREE CLOUD HOLDINGS LIMITED

By:	/s/ ZHU Wenquan
Name:	ZHU Wenquan
Title:	Director

BIG TREE CLOUD MERGER SUB I LIMITED

By:	/s/ ZHU Wenquan
Name:	ZHU Wenquan
Title:	Director

BIG TREE CLOUD MERGER SUB II INC.

By:	/s/ ZHU Wenquan
Name:	ZHU Wenquan
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Plutonian ACQUISITION CORP.

By:	/s/ Wei Kwang Ng
Name:	Wei Kwang Ng
Title:	Chief Executive Officer

Plutonian InvestmentS LLC

By:	/s/ Guojian Zhang
Name:	Guojian Zhang
Title:	Authorized Representative

Exhibit A

Sponsor

Sponsor	Number of Shares	Address for Notices
PLUTIONIAN INVESTMENTS LLC	1,538,625	1441 Broadway 3rd, 5th & 6th Floors, New York, New York 10018